Exhibit 99.1

NEWS RELEASE

MEXICO EXPLORATION UPDATE

RESULTS FROM THREE EXPLORATION TARGETS

0.093 OPT GOLD OVER 101 FT;

0.204 OPT GOLD, 30.08 OPT SILVER, 1.5% LEAD & 0.2% ZINC OVER 9.8 FT;

9.33 OPT SILVER OVER 44.9 FT

Denver, Colorado (March 25, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) is pleased to announce results from its Magistral Mine and surrounding regional projects in Sinaloa State, Mexico. Exploration from the Magistral Mine intersected 0.093 opt (ounces per ton) gold over 101 ft. (3.17 gpt (grams per tonne) gold over 30.8 meters). Projects outside the mine area continue to deliver interesting results. Highlights from the Shakira Project include 0.204 opt gold, 30.08 opt silver, 1.5% lead and 0.2% zinc over 9.8 ft. (7 gpt gold, 1030 gpt silver, 1.5% lead and 0.2% zinc over 3 meters). Drill results from the Palmarito Silver Project returned 9.33 opt silver over 44.9 ft. (319.6 gpt silver over 13.7 meters).

US Gold’s properties in Nevada remain buried in snow preventing cost effective access for drilling, however work continues on completing new resource estimates for Tonkin, Gold Bar and Limo, which are due to be published during the second and third quarters of 2008. US Gold’s Nevada exploration program will resume in late spring.

Meanwhile, exploration in Mexico continues to deliver promising results from around the Magistral Mine, the Palmarito project, and the Shakira project. Results in this release were received since our last exploration update on February 21st, 2008.

MAGISTRAL MINE UPDATE

Two projects are currently underway at Magistral, the first is designed to expand the known mineralized material of 541,000 ounces of gold (Based on Canadian National Instrument 43-101 Measured and Indicated Resource). Second is an evaluation of the economics of resuming production with a particular focus on capital costs and timing. The Magistral Mine produced approximately 70,000 ounces of gold between 2002-2005. The cash cost to produce an ounce of gold was approximately US$350 during the last full quarter of production, as reported by the previous owner. Magistral contains most of the essential equipment required to resume production including the process plant, rock crushers and mining fleet.

US Gold’s initial exploration program consists of approximately 32,500 ft. (9,900 meters) of drilling. To date assay results have been received for approximately 25% of the planned program.

Drilling at the Magistral Mine focused on two areas referred to as La Prieta and Lupita.

Expanding Mineralization

Initial drilling in the area known as La Prieta successfully extended the gold mineralization by 100 ft. (30.5 meters) to the southwest. These drill results are outside previous resource estimate limits and demonstrate that the mineralization remains open. Gold mineralization throughout the mine area commonly pinches and swells and can cause large fluctuations in grade and width within relatively short distances. The ongoing objective will be to track the vein in an attempt to build additional ounces at the mine. The best results from the step out drilling included:

Drill Hole	Gold		Length		From	To
	(opt)	(gpt)	(ft.)	(m)	(ft.)	(ft.)

MPX-009	0.031	1.07	55.0	16.8	435	490
Including	0.041	1.39	40.0	12.2	445	485

MPX-004	0.036	1.25	15.0	4.6	295	310

Drill Hole	Silver		Lead	Zinc	Length		From	To
	(opt)	(gpt)	(%)	(%)	(ft.)	(m)	(ft.)	(ft.)

MPX-009	7.68	263.0	2.0	1.5	5.0	1.5	80	85

(opt = ounces per ton, gpt = grams per tonne)

These results are believed to be extensions of the mineralized zone. Thinner sections of lower grade gold mineralization may connect the higher grade zones. Further drilling will look to extend these zones further.

Confirming Prior Results

Previous exploration at Magistral was conducted primarily using reverse circulation drilling. In order to confirm the nature of the mineralization and better understand the structure that carries the higher grade gold, a limited number of core holes have been drilled. Results from the first hole included:

Drill Hole	Gold		Length		From	To
	(opt)	(gpt)	(ft.)	(m)	(ft.)	(ft.)

MPX-012	0.093	3.17	101	30.8	347	448
Including	0.274	9.39	20	6.1	353	373
Including	0.723	24.75	6	1.8	369	373

This drill hole along with previous core holes has initially confirmed the grades and widths of the gold mineralization present at La Prieta. Four additional core holes have been completed in this zone with assays pending.

PALMARITO SILVER PROJECT

Palmarito is located approximately 7.5 miles (12 km) southwest of the Magistral Mine and is accessible by well maintained roads (See Figure 2). Palmarito was one of Sinaloa State’s most significant producers of silver with a total production of approximately 19 million silver equivalent ounces* when mining by third parties ceased in 1950.

New drill results received in 2007 were designed to follow-up on previous exploration and will form the basis of an initial resource estimate. Highlights from this program included:

Drill Hole	Silver		Length		From	To
	(opt)	(gpt)	(ft.)	(m)	(ft.)	(ft.)

PMX-2	9.33	319.6	44.9	13.7	70	114.8
Including	16.31	558.6	19.8	6.1	75.3	95.1

PMX-4	6.71	229.8	14.0	4.3	0	14.0
and	1.72	59.0	45.0	13.7	64.0	109.0

PMX-5	2.74	93.9	62.7	19.1	18.0	80.7

PMX-6	5.47	187.3	40.0	12.2	0	40.0
Including	7.10	243.0	20.0	6.1	0	20.0

PMX-10	2.99	102.4	18.4	4.0	81.0	94.2
and	6.77	232.0	13.4	4.1	123.6	136.0

PMX-13	2.52	86.2	88.3	26.9	232.0	320.4
Including	5.96	204.0	15.1	6.1	287.0	297.0

US Gold is currently completing a drill program (reverse circulation) of approximately 5,600 ft. (1,700 meters) and will initially target the down dip extension of the mineralization. The Company expects an initial resource estimate for Palmarito to be completed by the end of the third quarter 2008.

*Gold Price US$1,000 per ounce, Silver Price US$20

SHAKIRA PROJECT

Shakira is located approximately 12 miles (20 km) northwest of the Magistral Mine. Exploration has extended the zone to the north by an additional 150 ft. (45 meters). Since initial results were released in January, the mineralization has been traced over a total length of 350 ft. (106 meters) (See Figure 1). Percussion drilling has been used extensively at Sharika to guide exploration and has proven to be very useful tracking near-surface mineralization. Recent results are beginning to highlight the potential for lead and zinc, in addition to silver and gold. Highlights from our most recent exploration are detailed below:

Drill Hole	Silver		Gold		Lead	Zinc	Length		From	To
	(opt)	(gpt)	(opt)	(gpt)	(%)	(%)	(ft.)	(m)	(ft.)	(ft.)

S-150	17.40	596.0	0.123	4.21	1.4	1.5	19.7	6.0	9.8	29.5
Including	30.08	1030.0	0.204	7.0	1.5	0.2	9.8	3.0	9.8	19.7

S-149	13.05	447	0.094	3.23	1.9	0.5	9.8	3.0	9.8	19.7

S-144	11.39	390.0	0.183	6.25	0.2	0.3	9.8	3.0	39.4	49.2

S-116	5.88	201.4	0.121	4.13	0.6	0.5	19.7	6.0	29.5	49.2
Including	11.00	377.0	0.237	8.10	0.1	0.1	9.8	3.0	29.5	39.4

S-77	6.72	230.0	0.061	2.09	0.2	0.2	19.7	6.0	9.8	29.5

S-78	5.41	185.2	0.055	1.88	0.8	0.2	19.7	6.0	9.8	29.5
Including	9.17	314.0	0.097	3.33	0.2	0.3	9.8	3.0	9.8	19.7

Exploration encountered historical underground workings that caused holes S-77 and S-78 to be terminated prior to reaching their target depths. However, good mineralization was encountered throughout the upper portions of both holes and the results have helped to establish continuity and confidence in the mineralized zone.

US Gold has now completed an additional 6 holes (reverse circulation) in the Shakira area with the objective of extending the mineralization further to the north, south and at depth. Results from these holes are pending.

Exploration continued over the southeast Shakira area. The objective was to extend the mineralization announced in February from Trench #3. New results, including assays for base metals, indicate the mineralization has expanded and the area contains good zinc and lead values. Results for the two trenches include:

Trench #	Silver		Gold		Lead	Zinc	Length
	(opt)	(gpt)	(opt)	(gpt)	(%)	(%)	(ft.)	(m)

Trench 8	0.76	26.1	0.006	0.21	2.0	0.3	118.1	36.0
Including	2.27	77.8	0.018	0.60	6.9	0.6	32.8	10.0

Trench 3	4.79	164.2	0.045	1.53	1.5	0.3	32.8	10.0

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company that is exploring in northeastern Nevada and recently began exploration in Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been prepared under the guidance of Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Magistral Mine and Mexican exploration properties. All samples were analyzed by ALS Chemex.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.  We use certain terms in this news release, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” and “inferred,” that the SEC guidelines strictly prohibit us from including in our filing with the SEC.  U.S. investors are urged to consider closely the disclosure in our Form 10-KSB.

For further information contact:

William F. Pass Vice President and Chief Financial Officer Tel: (303) 238-1438 Fax: (303 238-1724 bill@usgold.com 165 South Union Blvd., Suite 565 Lakewood, CO 80228	Ana Aguirre Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 info@usgold.com 99 George Street, 3rd Floor Toronto, ON M5A 2N4

Figure 1

US Gold: Shakira Gold & Silver Project

March 25, 2008

S-150
30.08 opt Ag, 0.204 opt Au, 1.5% Pb, 0.2% Zn over 9.8 ft.
S-116
11.0 opt Ag, 0.237 opt Au, 0.1% Pb, 0.1% Zn over 9.8 ft.
S-149
S-144
11.39 opt Ag, 0.183 opt Au, 0.2% Pb, 0.3% Zn over 9.8 ft.
S-77
S-78
9.17 opt Ag, 0.097 opt Au, 0.2% Pb, 0.3% Zn over 19.7 ft.
Trench 3
4.79 opt Ag, 0.045 opt Au, 1.5% Pb, 0.3% Zn over 32.8 ft.
Trench 8
0.76 opt Ag, 0.006 opt Au, 2% Pb, 0.3% Zn over 118.1 ft.
Legend
Mar. 25, 2008 Release
Results Pending
Historic Mining
Trench
New Mineralization
Mineralization
Target Areas
Percussion Hole No Significant Mineralization
N
0
150
300
Feet
0
50
100
Meters
Shakira
Magistral Mine
0
20
40
KM

Figure 2

US Gold: Palmarito Silver Project

March 25, 2008

Historic Production
19 MM oz. Ag Eq.*
PMX-13
2.52 opt Ag over 88.3 ft.
PMX-2
9.33 opt Ag over 44.9 ft.
PMX-10
2.99 opt Ag over 18.4 ft.
Mineralized
Breccia
PMX-5
2.74 opt Ag over 62.7 ft.
PMX-4
6.71 opt Ag over 14.0 ft.
Rhyolite
Dome
Magistral
Mine
Palmarito
0
20
40
KM
PMX-6
5.47 opt Ag over 40.0 ft.
0
150
300
Feet
0
50
100
Meters
N
Legend
March 25, 2008 Release
Results Pending
Historic Open Pit